For immediate release                        Investor contact:  Kirk Brewer
                                                             (972) 801-8012

                                             Media contact:  Scott Baradell
                                                             (972) 801-8180


              PageNet Will Not Make Cash Interest Payments on
                       Two Senior Subordinated Notes

         DALLAS, January 27, 2000 - PageNet (Nasdaq: PAGE) announced today that it will not make cash interest payments due February 1, 2000 (totaling approximately $33.6 million) on its 8.875% and 10.125% Senior Subordinated Notes. Under the terms of PageNet's Merger Agreement with Arch Communications, the number of exchanged shares to be received by holders of these Notes will be adjusted to reflect the additional accrued and unpaid interest on such Notes.

         The company referred investors to PageNet and Arch's filings with the Securities and Exchange Commission (including PageNet's and Arch's preliminary proxy materials expected to be filed today) for a full discussion of the merger and related transactions, including the consequences of not making cash interest payments. These filings also include further discussion of PageNet's financial condition and liquidity, including the expected violation of certain covenants of PageNet's bank credit facility due to a continuing decline in PageNet's results of operations during the fourth quarter of 1999.

         PageNet announced in November 1999 a definitive agreement to merge with Arch Communications (Nasdaq: APGR). Expected to be completed in the first half of 2000, the merger will create a new company with more than 16 million wireless communications subscribers. The merger, which will include an exchange of equity for PageNet's senior subordinated notes and certain of Arch's senior discount notes, remains subject to clearance by the Federal Communications Commission, the Securities and Exchange Commission, the Department of Justice and PageNet bondholders and shareholders.

         PageNet is a leading provider of wireless messaging and information services with approximately 9 million subscribers in all 50 states, the District of Columbia, the

                                 -more-

PageNet Will Not Make Cash Interest
Payments on
Two Senior Subordinated Notes

U.S. Virgin Islands, Puerto Rico and Canada. The company offers a full range of paging and advanced messaging services, including guaranteed-delivery messaging, two-way wireless e-mail, and global messaging. PageNet's wholly owned subsidiary, Vast Solutions, develops integrated wireless solutions to increase productivity and improve performance for major corporations. Detailed information for PageNet services are available on the Internet at www.pagenet.com. Detailed information about Vast Solutions is available at www.vast.com.

PageNet is a registered trademark of Paging Network, Inc.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 Statements contained in, or made in conjunction with, this release which are not historical fact, such as forward-looking statements concerning future financial performance and growth of the business of PageNet, Arch and the future combined company, involve risks and uncertainties, including those described in Arch's and PageNet's most recent Annual Reports on Form 10-K, the preliminary S-4 Registration Statements, and other filings with the Securities and Exchange Commission. Although Arch and PageNet believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from their expectations include the recapitalization of the combined companies, challenges of integrating the businesses of Arch and PageNet, competitive pricing pressures, the introduction of products and services by competitors, the performance of vendors and independent contractors, costs and timing associated with post-merger synergies and cost reductions, the timing, performance and market acceptance of new products and services, including the construction, testing and placement into operation of the Company's advanced messaging network, future capital needs following the merger, the financial condition of the Company and the uncertainty of additional funding, and other risks. Any forward-looking statements represent the best judgment of both Arch and PageNet as of the date of this release. The companies disclaim any intent or obligation to update any forward-looking statements.

PR0200